Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
KH Funding Company
Silver Spring, Maryland

We have issued our report dated April 7, 2006, accompanying the financial statements of KH Funding Company contained in Post-Effective Amendment No. 1 to Form SB-2 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Amended Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Stegman & Company

Baltimore, Maryland
November __, 2006